PURCHASE AND SALE AGREEMENT

                            between

                     CompuCyte Corporation

                              and

                         NeoPath, Inc.






                   Dated as of June 23, 1997





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                           CONTENTS


Section 1. Transactions Subject to Agreement              1

     1.1   Purchase and Sale of Assets                    1

     1.2   Assumption                                     1

     1.3   Purchase Price                                 2

     1.4   Taxes                                          2

     1.5   Buyer's Election to Deliver Contingent
           Stock or Waiver and Restrictive Covenant       3

     1.6   Contingent Stock                               3

Section 2. Seller's Representations and Warranties        3

     2.1   Organization, Good Standing, Etc.              4

     2.2   Authority                                      4

     2.3   Binding Effect                                 4

     2.4   No Litigation                                  5

     2.5   Compliance with Governmental
           Requirements                                   5

     2.6   No Bulk Sales Law                              5

     2.7   Title to the Assets                            5

     2.8   Assumed Commitments                            6

     2.9   Pathfinder Systems                             6

     2.10  Tools                                          6

     2.11  Pathfinder Documentation                       7

     2.12  Pathfinder Software                            7

     2.13  Pathfinder Rights                              7

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     2.14  Sufficiency of Assets                          8

     2.15  Ability to Bear Risk                           9

     2.16  SEC Documents                                  9

     2.17  Access to Information                          9

     2.18  Acquisition Entirely for Own Account           9

     2.19  Residency                                     10

     2.20  Restricted Securities                         10

     2.21  No Brokerage Fees                             10

     2.22  Accuracy of Statements                        10

Section 3. Buyer's Representations and Warranties        11

     3.1   Organization, Good Standing, Etc.             11

     3.2   Authority                                     11

     3.3   Binding Effect                                12

     3.4   No Litigation                                 12

     3.5   Compliance With Governmental
           Requirements                                  12

     3.6   Shares and Capitalization                     12

     3.7   SEC Documents                                 13

     3.8   No Material Adverse Change                    13

     3.9   No Other Liabilities or Contingencies         13

     3.10  Financial Statements                          14

     3.11  No Brokerage Fees                             14

     3.12  Accuracy of Statements                        14

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Section 4. Pre-Closing Covenants                         14

     4.1   Buyer's Due Diligence                         14

     4.2   Conduct of Pathfinder Business                15

     4.3   Seller's Employees in the Pathfinder
           Business                                      16

     4.4   No Solicitation of Competing Proposals        17

     4.5   Authorization by Seller's Board of
           Directors                                     17

     4.6   Authorization by Buyer's Board of
           Directors                                     17

     4.7   License to [*] Patent                         17

Section 5. Conditions of Closing                         18

     5.1   Conditions Precedent to Seller's
           Obligations                                   18

     5.2   Conditions Precedent to Buyer's
           Obligations                                   18

     5.3   Waiver                                        19

Section 6. Closing                                       19

     6.1   Place and Time of Closing                     19

     6.2   Delivery by Seller to Buyer                   20

     6.3   Delivery by Seller to Escrow Agent            20

     6.4   Delivery by Buyer to Seller                   20

     6.5   Delivery by Buyer to the Escrow Agent         21

     6.6   Stock Certificates                            21

     6.7   Closing Costs                                 22

     6.8   Survival                                      22

Section 7. Post-Closing Covenants                        22

     7.1   General                                       22

     [*] Confidential treatment requested

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

     7.2   Delivery of Tools, Inventory and
           Pathfinder Documentation                      22

     7.3   Support for Transfer of Pathfinder
           Business                                      22

     7.4   Terminable Commitments and Unassumed
           Commitments                                   24

     7.5   Support of Pathfinder Rights                  24

     7.6   Noncompetition                                25

     7.7   Restriction on Disposition of Shares          25

     7.8   Third Party Software                          25

Section 8. Protection of Confidential Information        26

     8.1   General                                       26

     8.2   Pathfinder Trade Secrets                      26

     8.3   Limitation                                    27

Section 9. Infringement of Third Party Rights            27

     9.1   Obligation to Defend, Indemnify and Hold
           Harmless                                      27

     9.2   Notice and Cooperation                        27

     9.3   When Use, Etc., Is Enjoined, Prevented
           or Materially Restricted                      28

     9.4   Limitations Based On Modifications,
           Etc., By Buyer                                28

Section 10.Termination                                   29

     10.1  By Buyer                                      29

     10.2  By Seller                                     29

     10.3  Written Agreement                             29

     10.4  Effect of Termination                         29

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Section 11.Limitations of Seller's Liability             30

     11.1  Dollar Limitation                             30

     11.2  Time Limitation                               30

     11.3  Exception                                     30

Section 12.Miscellaneous                                 30

     12.1  Public Statement                              30

     12.2  Expenses                                      31

     12.3  Notices                                       31

     12.4  Nonwaiver                                     32

     12.5  Assignment                                    32

     12.6  No Third Party Beneficiaries                  33

     12.7  Counterparts                                  33

     12.8  Amendment                                     33

     12.9  Severability                                  33

     12.10 Attorneys Fees                                34

     12.11 Applicable Law                                34

     12.12 Entire Agreement                              35


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
                       LIST OF EXHIBITS

Exhibit      Description                    Reference
 No.
  A    Definitions
  B    Schedule of Exceptions             Section 2, 4.7,
                                          Exhibit A
  C    List of Assumed Commitments        1.2, 2.8, 4.2, Exhibit A
  D    List of Terminable Commitments     1.2, 2.7, 7.4, Exhibit A
  E    List of Unassumed Commitments      1.2, 2.7, 7.4, Exhibit A
  F    Assignment and Assumption          1.1, 1.2, 2.1-2.5, 2.7,
       Agreement                          3.1-3.5, 4.1, 6.2, 6.4,
                                          Exhibit A
  G    Bill of Sale                       1.1, 2.1-2.5, 2.7, 3.1-
                                          3.5, 4.1, 6.2, Exhibit A
  H    Registration Rights Agreement      2.1-2.5, 3.1-3.5, 4.1,
                                          6.2, Exhibit A
  I    Pathfinder Software                Exhibit A, 2.12, 7.8
  J    Description of Pathfinder System   1.2, 2.9, 2.14, 4.2,
                                          4.4, 9.1, 9.3, Exhibit A
  K    Inventory                          1.3.4, 4.2, 7.2,
                                          Exhibit A
  L    Tools                              1.3.4, 2.10, 4.2, 7.2,
                                          7.8, Exhibit A
  M    Pathfinder Documentation           1.3.4, 2.11, 4.1, 7.2,
                                          Exhibit A
  N    Escrow Agreement                   1.3.3, 1.5, 1.6, 2.1-
                                          2.5, 2.7, 3.1-3.5, 4.1,
                                          Exhibit A
  O    Waiver and Restrictive Covenant    1.5, 6.3, 6.5, Exhibit A
  P    Copyright Assignment               1.1, 2.1-2.5, 2.7, 3.1-
                                          3.5, 4.1, 6.2, Exhibit A
  Q    Copyright Applications,            2.13, Exhibit A
       Assignments, Etc.
  R    Patent Assignment                  1.1, 2.1-2.5, 2.7, 3.1-
                                          3.5, 4.1, 6.2, Exhibit A
  S    Patent Applications, Assignments,  2.13, Exhibit A
       Etc.
  T    Trademark Assignments              1.1, 2.1-2.5, 2.7, 3.1-
                                          3.5, 4.1, 6.2, Exhibit A
  U    Trademark Applications,            2.13, Exhibit A
       Assignments, Etc.
  V    Confidentiality/Inventions         2.12, 2.13
       Agreement
  W    Legal Opinion of Graham & James    6.2
  X    Legal Opinion of Testa, Hurwitz &  6.2
       Thibeault
  Y    Legal Opinion of Perkins Coie      6.4
  Z    Description of AutoPap System      9.4, Exhibit A
 AA    Buyer Liabilities or               3.9
       Contingencies
 BB    NeoPath Travel and Entertainment   7.3, Exhibit A
       Operating Procedure
 CC    Seller's Closing Certificate       6.2, Exhibit A
 DD    Buyer's Closing Certificate        6.4, Exhibit A
 EE    Public Statement                   12.1


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                  PURCHASE AND SALE AGREEMENT

     This Agreement, dated as of June 23, 1997, is made and entered into between: CompuCyte Corporation, a Massachusetts corporation ("Seller"); and NeoPath, Inc., a Washington corporation ("Buyer"). The definitions of certain terms used in this Agreement are set forth in the attached Exhibit A.

     The Parties agree as follows:

Section 1.  Transactions Subject to Agreement

     1.1    Purchase and Sale of Assets

     At Closing, Seller shall sell, assign, transfer and deliver to Buyer, and Buyer shall purchase, acquire and accept from Seller, the Assets pursuant to the Transfer Documents, all subject to and in accordance with the terms, conditions and provisions of this Agreement.

     1.2    Assumption

     At Closing, Buyer shall assume all of the obligations to be performed by Seller after Closing under the Assumed Commitments as provided for in and pursuant to the Assignment and Assumption Agreement. Buyer shall not assume or otherwise be liable for any other obligation or liability of Seller pursuant to this Agreement or any of the transactions contemplated by this Agreement. Without limitation of the foregoing, Buyer shall not assume or otherwise be liable for:

          (a) any obligation to be performed by Seller prior to Closing under any of the Assumed Commitments;

          (b) any obligation to be performed prior to or after Closing under any of the Terminable Commitments or Unassumed Commitments;

          (c) any obligation or liability arising out of any termination of any of the Terminable Commitments; or

          (d)  except for the Assumed Commitments, any
     obligation or liability with respect to any Pathfinder
     System sold, distributed or transferred by Seller to any Third Party.

     1.3    Purchase Price

          1.3.1     At Closing, Buyer shall pay to Seller Two
Million Five Hundred Thousand Dollars ($2,500,000).

          1.3.2 Within four (4) business days of Closing, Buyer shall issue and deliver to Seller a number of unregistered shares of Buyer's common stock equal to One Million Dollars ($1,000,000) divided by the Share Price, with any fractional shares rounded up to the next whole share

          1.3.3 Within four (4) business days of Closing, Buyer shall issue and deliver to the Escrow Agent a number of unregistered shares of Buyer's common stock equal to One Million Dollars ($1,000,000) divided by the Share Price, with any fractional shares rounded down to the next whole share. The Contingent Stock shall be held, voted, delivered and otherwise dealt with by the Escrow Agent in accordance with paragraph 1.5 of this Purchase Agreement and the Escrow Agreement.

          1.3.4 Upon completion of (i) the delivery of the Tools, Inventory and original Pathfinder Documentation to Buyer pursuant to paragraph 7.2 of the Purchase Agreement,
(ii) full disclosure of the Pathfinder Know-How and other Assets to Buyer pursuant to paragraph 7.3 of the Purchase Agreement, and (iii) the transfer of the Pathfinder Business to Buyer pursuant to paragraph 7.3 of the Purchase Agreement, then Buyer shall pay to Seller an amount equal to Five Hundred Thousand Dollars ($500,000) plus interest at the rate of interest paid on a six-month United States Treasury Bill issued on the Closing Date, as reported by the Wall Street Journal, calculated on a daily basis from the Closing Date until the date of payment. Such payment shall be made by wire transfer to an account designated by Seller, cashier's check, certified bank check or other means of payment acceptable to Seller.

     1.4    Taxes

          1.4.1 Any property, ad valorem or similar taxes paid or payable with respect to any of the Assets shall be prorated as of the Closing Date. Seller shall pay, or reimburse Buyer for, any such taxes paid or payable for the period ending with the Closing Date. Buyer shall pay, or reimburse Seller for, any such taxes paid or payable for the period after the Closing Date.

          1.4.2 Buyer shall be responsible for payment of any and all sales, use or similar taxes payable with respect to any of the transactions consummated pursuant to this Agreement as required by applicable law. Seller shall be responsible for payment of any and all taxes payable with respect to its net or gross income, revenues or receipts.

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          1.4.3     Seller shall pay, or reimburse Buyer for,
any filing fees, recording fees, transfer taxes or similar amounts payable to any Governmental Authority to effect or perfect the sale, assignment or transfer of any of the Assets to Buyer.

     1.5    Buyer's Election to Deliver Contingent Stock or
            Waiver and Restrictive Covenant

     Within one (1) year after the Closing Date, Buyer shall give Seller and Escrow Agent written notice electing to deliver to Seller either the Contingent Stock or the Waiver and Restrictive Covenant pursuant to the Escrow Agreement. If Buyer fails to give such notice within one (1) year after the Closing Date, then Buyer shall be deemed to have elected to deliver to Seller the Contingent Stock. If Buyer elects to deliver to Seller the Contingent Stock, then the Escrow Agent shall deliver to Seller the original stock certificate for the Contingent Stock and to Buyer the original Waiver and Restrictive Covenant as provided for in the Escrow Agreement, whereupon the Waiver and Restrictive Covenant shall be canceled and have no further force or effect. If Buyer elects to deliver to Seller the Waiver and Restrictive Covenant, then the Escrow Agent shall deliver to Seller the original Waiver and Restrictive Covenant and to Buyer the original stock certificate for the Contingent Stock as provided for in the Escrow Agreement, whereupon the Contingent Stock shall be canceled and have no further force or effect.

     1.6    Contingent Stock

     During the term of the Escrow Agreement, the Contingent Stock shall be held as security for the performance and satisfaction of Seller's obligations and liabilities under this Agreement (including, without limitation, Seller's obligations under Section 9 of this Agreement and any liability arising out of any breach of Seller's representations or warranties under Section 2 of this Agreement). The Contingent Stock shall be reduced, and the amount of any such reduction returned to Buyer, as provided for in the Escrow Agreement in connection with any failure by Seller to fully perform and satisfy any of its obligations or liabilities under this Agreement.

Section 2.  Seller's Representations and Warranties

     Seller represents and warrants to Buyer the following as of the date of the Purchase Agreement and the Closing Date, subject to any applicable exceptions set forth in the Schedule of Exceptions:

     2.1    Organization, Good Standing, Etc.

     Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. Seller is duly qualified and licensed to do business in each jurisdiction where the failure to do so would have a material adverse effect on the Pathfinder Business or Seller's business generally. Seller has the corporate power and authority to own and operate its properties and conduct its business as now conducted. Seller has the corporate power and authority to execute, deliver and perform all of its obligations under this Agreement, the Transfer Documents, the Escrow Agreement and the Registration Rights Agreement.

     2.2    Authority

     The execution, delivery and performance by Seller of this Agreement, the Transfer Documents, the Escrow Agreement and the Registration Rights Agreement:

          (a) have been, or prior to Closing shall be, duly and validly authorized by all requisite corporate action;

          (b) do not require any consent, approval, waiver, license, right, or other authorization of, notice to, registration with, or taking of any other action by or with respect to, any Third Party (including, without limitation, any Governmental Authority or any holder of any indebtedness, mortgage, deed of trust, indenture, security interest, pledge, lien, encumbrance, lease, license, agreement, contract, commitment or other obligation of Seller) or, if any such action is required, it shall be taken prior to Closing;

          (c)  do not violate any applicable Governmental
     Requirement; and

          (d) do not constitute, result in or give cause for any breach, default, acceleration or termination (with or without the giving of notice or passage of time) under any indebtedness, mortgage, deed of trust, indenture, security interest, pledge, lien, encumbrance, lease, license, assessment, levy, agreement, contract, commitment or other obligation of Seller or to which any of Seller's property is subject.

     2.3    Binding Effect

     This Agreement constitutes (and, upon Closing, the
Transfer Documents, the Escrow Agreement and the Registration
Rights Agreement shall each constitute) a legal, valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms, subject to:

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          (a)  bankruptcy, receivership, insolvency,
     reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting the enforcement of contract rights generally; and

          (b)  the effect and application of the rules
     relating to specific performance and other equitable relief within the discretion of any enforcing court.

     2.4    No Litigation

     There is no claim, suit, action, arbitration, investigation or proceeding pending or, to the best of Seller's knowledge, threatened against or otherwise involving Seller or any of the Assets which could have a material adverse effect on any of the Assets, the Pathfinder Business, any of the transactions contemplated by this Agreement, the Transfer Documents, the Escrow Agreement or the Registration Rights Agreement or the performance of any of Seller's obligations under this Agreement, the Transfer Documents, the Escrow Agreement or the Registration Rights Agreement.

     2.5    Compliance with Governmental Requirements

     Seller has complied with all applicable Governmental Requirements, where failure to do so could have a material adverse effect on any of the Assets, the Pathfinder Business, any of the transactions contemplated by this Agreement, the Transfer Documents, the Escrow Agreement or the Registration Rights Agreement, or the performance of any of Seller's obligations under this Agreement, the Transfer Documents, the Escrow Agreement or the Registration Rights Agreement.

     2.6    No Bulk Sales Law

     The sale, assignment and transfer of the Assets by Seller to Buyer pursuant to this Agreement is not subject to any bulk sales law.

     2.7    Title to the Assets

Seller is the sole and exclusive owner of all right, title and interest in the Assets free and clear of any and all indebtedness (except for trade payables incurred by Seller in the ordinary course of Pathfinder Business, which obligations shall remain the responsibility of Seller after Closing), mortgages, deeds of trust, indentures, security interests, pledges, liens, encumbrances, leases, licenses, assessments, levies and claims of any Third Party. Seller has not previously sold, assigned or transferred to any Third Party, or otherwise encumbered, any right, title or interest in any of the Assets. Seller's execution and delivery of the Transfer Documents at Closing shall assign, convey and transfer to Buyer good and marketable title to all of the Assets free

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and clear of any and all indebtedness, mortgages, deeds
of trust, indentures, security interests, pledges, liens, encumbrances, leases, licenses, assessments, levies and claims of any Third Party.

     2.8    Assumed Commitments

     The Assumed Commitments are valid, in full force and effect, and enforceable in accordance with their terms. None of the Assumed Commitments is in breach or default by Seller or, to the best of Seller's knowledge, any Third Party.
Seller has fully performed, satisfied and discharged all of the obligations to be performed, satisfied or discharged by Seller under the Assumed Commitments prior to the date of the Purchase Agreement and the Closing Date. The Assumed Commitments, Terminable Commitments and Unassumed Commitments constitute all of the contracts, agreements, orders and commitments between Seller and any Third Party with respect to the Pathfinder Business.

     2.9    Pathfinder Systems

     The features, functions, performance and other characteristics of the Pathfinder System are accurately described in the attached Exhibit J. The export control classification number (the "ECCN") for the Pathfinder System under the U.S. Export Administration Regulations is "EAR99."
The Inventory is new and free from defects. All finished Pathfinder Systems included in the Inventory conform to the descriptions, specifications and other statements set forth in the attached Exhibit J. All other equipment, parts, components, supplies, and work-in-progress included in the Inventory are unused, free from defects and suitable for incorporation into Pathfinder Systems or consumption in the Pathfinder Business. The Pathfinder System does not infringe or misappropriate any patent, copyright, maskwork, trademark, trade secret or other proprietary right of any Third Party.
The conduct of the Pathfinder Business has not infringed or misappropriated any patent, copyright, trademark, trade secret or other proprietary right of any Third Party. The Pathfinder System does not constitute a "device" as defined in 21 U.S.C. sec. 321(h) and 21 C.F.R. Part 814. Seller does not know of any determination, events or circumstances that would change any of the conclusions or statements set forth in the memorandum to Bill Scott from Ron Goldfuss dated May 9, 1997 regarding Pathfinder FDA status or any of the documentation referenced in such memorandum.

     2.10   Tools

     The Tools are free from defects other than ordinary wear and tear, in good operating condition and state of repair, and suitable for use in the Pathfinder Business. The Tools do not infringe or misappropriate any patent, copyright, maskwork,

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trademark, trade secret or other proprietary right of any
Third Party. The Tools include, without limitation, all of the items listed in the attached Exhibit L.

     2.11   Pathfinder Documentation

     The Pathfinder Documentation does not infringe or misappropriate any patent, copyright, trademark, trade secret or other proprietary right of any Third Party.

     2.12   Pathfinder Software

     The Pathfinder Software was designed, engineered, developed, authored and otherwise created solely by individuals in the course of their work for Seller, as either:

          (a)  employees of Seller who have signed a
     confidentiality/inventions agreement substantially in the form attached as Exhibit V; or

          (b) independent contractors of Seller who have signed a confidentiality/inventions agreement substantially in the form attached as Exhibit V.

No other Third Party participated in or contributed to the design, engineering, development, authoring or other creation of the Pathfinder Software. The Pathfinder Software includes, without limitation, the programs, codes and other software listed in the attached Exhibit I.

     2.13   Pathfinder Rights

     The Pathfinder Rights are valid, enforceable and in full force and effect. The Pathfinder Rights include, without limitation, the patents, copyrights and trademarks identified in the attached Exhibits Q, S and U. Seller has not entered into or incurred any contract, agreement, commitment or other obligation restricting or limiting Seller's or Buyer's use, sale, assignment, transfer, licensing or exploitation of any Pathfinder Rights. Seller has taken all reasonably appropriate steps to create, effect, perfect, evidence, enforce, defend and protect the Pathfinder Rights. Without limitation of the foregoing:

          (a) Exhibits Q, S and U accurately describe every issued patent, registered trademark, registered copyright and every pending or prepared patent, trademark or copyright application relating to the Pathfinder System owned or licensed by Seller;

          (b)  to the best of Seller's knowledge, no Third
     Party has infringed, misappropriated, violated, contested or challenged any of the Pathfinder Rights

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     or threatened to infringe, misappropriate, violate,
     contest or challenge any of the Pathfinder Rights;

          (c) Seller has not misused or abused any of the Pathfinder Rights;

          (d)  each of Seller's employees who have
     participated in the Pathfinder Business or had access to any of the Pathfinder Trade Secrets has signed a confidentiality/inventions agreement substantially in the form attached as Exhibit V;

          (e)  each of Seller's contractors who have
     participated in the Pathfinder Business or had access to any of the Pathfinder Trade Secrets has signed a confidentiality/inventions agreement substantially in the form attached as Exhibit V;

          (f)  Seller has restricted access to the Pathfinder
     Trade Secrets to its employees and contractors who have a need for such access in connection with their participation in the Pathfinder Business; and

          (g) except as set forth in this Agreement, Seller has no obligation to disclose any Pathfinder Trade Secret to any Third Party.

     2.14   Sufficiency of Assets

     The Assets constitute all of the material assets utilized by Seller in the conduct of the Pathfinder Business, with the exception of CompuCyte personnel, and office, manufacturing or storage space. The Assets are sufficient for Buyer to produce, complete and operate Pathfinder Systems that comply with the descriptions, specifications and other statements set forth in the attached Exhibit J (provided that the Seller does not warrant that the Inventory transferred to Buyer pursuant to the Agreement contains all of the component parts required to produce complete Pathfinder Systems) and otherwise conduct the Pathfinder Business after Closing in substantially the same manner in which Seller conducted the Pathfinder Business prior to Closing. Except as otherwise provided by this Agreement and the Transfer of Documents, no consent, approval, waiver, license, right or other action, or authorization of, notice to, registration with or taking of any other action by or with respect to any Third Party is required for Buyer to conduct the Pathfinder Business after Closing in the same manner in which Seller conducted the Pathfinder Business prior to Closing.

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     2.15   Ability to Bear Risk

     Seller is in a financial position to hold the Shares for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of its investment in the Shares. Seller has obtained, to the extent that it deems necessary, its own professional advice with respect to the risks inherent in acquiring the Shares, the condition of and the suitability of its investment in the Shares in light of its financial condition and investment needs. Seller and, either alone or with the assistance of its professional advisor, is a sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement relating to the Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Shares.

     2.16   SEC Documents

     Seller acknowledges that it has received a copy of each of the SEC Documents and has had the opportunity to review such SEC Documents to its satisfaction. Seller acknowledges that the Shares involve a high degree of risk and that it has examined the section in the Annual Report on Form 10-K entitled "Factors Affecting Future Results and Forward-Looking Statements."

     2.17   Access to Information

     Seller has been given access to full and complete information regarding Buyer, including, in particular, the current financial condition of Buyer and the risks associated therewith, and has utilized such access to its satisfaction for the purpose of obtaining information about and verifying the information contained in the SEC Documents. Without limitation of the foregoing, Seller has either met with or been given a reasonable opportunity to meet with representatives of Buyer for the purposes of asking questions of, and receiving answers from, such representatives concerning the terms and conditions of this Agreement and to obtain any additional information, to the extent reasonably available, necessary to verify the information provided in the SEC Documents or otherwise.

     2.18   Acquisition Entirely for Own Account

     The Shares are being acquired by the Seller for investment for its account, not as a nominee or agent, and not with a view to the distribution of any part thereof; Seller does not have any present intention of selling, granting any participation in or otherwise distributing any of the Shares in a manner contrary to the 1933 Act or any applicable state securities or Blue Sky law, nor does Seller have any contract, undertaking, agreement or arrangement with any Third Party to sell, transfer or grant a participation with respect to any of the Shares.

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

     2.19   Residency

     For purposes of the application of state securities laws, Seller is a bona fide resident of, and domiciled in, the Commonwealth of Massachusetts.

     2.20   Restricted Securities

     Seller acknowledges that:

          (a)  the Shares have not been and, except as
     otherwise provided for in the Registration Rights
     Agreement, shall not be registered under the 1933 Act or any applicable state securities laws;

          (b) the Shares are characterized under the 1933 Act as "restricted securities;"

          (c) the Shares cannot be sold or transferred unless they are subsequently registered under the Act or an exemption from such registration is available;

          (d)  the Shares are being issued under this
     Agreement pursuant to exemptions under the 1933 Act and applicable state securities laws; and

          (e) Buyer's reliance upon such exemptions is predicated in part upon the representations of Seller contained in this Agreement.

The financial condition of Seller is such that it is not likely that it shall be necessary to dispose of any of the Shares in the foreseeable future, except as provided for in the Registration Rights Agreement. Seller is familiar with Rule 144 of the SEC and understands the resale limitations imposed thereby and by the 1933 Act.

     2.21   No Brokerage Fees

     Seller has not engaged any broker or other Person who would be entitled to any brokerage fee or commission in connection with this Agreement or the consummation of any of the transactions contemplated by this Agreement.

     2.22   Accuracy of Statements

     No representation, warranty or other statement by Seller in this Agreement or any certificate, document or other instrument furnished or to be furnished by Seller pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make any statement by Seller in this Agreement not materially misleading in light of the circumstances in which such statement is made.

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

Section 3.  Buyer's Representations and Warranties

     Buyer represents and warrants to Seller the following as of the date of the Purchase Agreement and the Closing Date:

     3.1    Organization, Good Standing, Etc.

     Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. Buyer is duly qualified and licensed to do business in each jurisdiction where the failure to do so would have a material adverse effect on Buyer's business. Buyer has the corporate power and authority to own and operate its properties and conduct its business as now conducted. Buyer has the corporate power and authority to execute, deliver and perform all of its obligations under this Agreement, the Transfer Documents, the Escrow Agreement and the Registration Rights Agreement.

     3.2    Authority

     The execution, delivery and performance by Buyer of this Agreement, the Transfer Documents, the Escrow Agreement and the Registration Rights Agreement:

          (a) have been, or prior to Closing shall be, duly and validly authorized by all requisite corporate action;

          (b) do not require any consent, approval, waiver, license, right or other action, or other authorization of, notice to, registration with, or taking of any other action by or with respect to any Third Party (including, without limitation, any Governmental Authority or any holder of any indebtedness, mortgage, deed of trust, indenture, security interest, pledge, lien, encumbrance, lease, license, assessment, levy, agreement, contract, commitment or other obligation of Buyer) or, if any such action is required, it shall be taken prior to Closing;

          (c)  do not violate any applicable Governmental
     Requirement; and

          (d) do not constitute, result in or give cause for any breach, default, acceleration or termination (with or without the giving of notice or passage of time) under any indebtedness, mortgage, deed of trust, indenture, security interest, pledge, lien, encumbrance, lease, license, assessment, levy, agreement, contract, commitment or other obligation of Buyer or to which any of Buyer's property is subject.

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

     3.3    Binding Effect

     This Agreement constitutes (and, upon Closing, the Assignment and Assumption Agreement, the Escrow Agreement and the Registration Rights Agreement shall each constitute) a legal, valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms, subject to:

          (a)  bankruptcy, receivership, insolvency,
     reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting the enforcement of contract rights generally; and

          (b)  the effect and application of the rules
     relating to specific performance and other equitable relief within the discretion of any enforcing court.

     3.4    No Litigation

     There is no claim, suit, action, arbitration, investigation or proceeding pending or, to the best of Buyer's knowledge, threatened against or otherwise involving Buyer which could have a material adverse effect on any of the transactions contemplated by this Agreement, the Transfer Documents, the Escrow Agreement or the Registration Rights Agreement or the performance of any of Buyer's obligations under this Agreement, the Transfer Documents, the Escrow Agreement or the Registration Rights Agreement.

     3.5    Compliance With Governmental Requirements

     Buyer has complied with all applicable Governmental Requirements, where the failure to do so could have a material adverse effect on any of the transactions contemplated by this Agreement, the Transfer Documents, the Escrow Agreement or the Registration Rights Agreement or the performance of any of Buyer's obligations under this Agreement, the Transfer Documents, the Escrow Agreement or the Registration Rights Agreement.

     3.6    Shares and Capitalization

     The Shares, when issued and delivered by Buyer in accordance with this Agreement, shall be duly and validly issued, fully paid and nonassessable and such issuance complies with all applicable Governmental Requirements (including, without limitation, the 1933 Act). The offer, sale and issuance of the Shares constitute transactions exempt from the registration requirements of the 1933 Act and the securities registration requirements of all applicable state securities laws. The authorized capital stock of Buyer consists of: (a) 40,000,000 shares of common stock,

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

of which 14,269,511 shares (excluding the Shares) were issued and outstanding as of April 29, 1997; and
(b) 10,000,000 shares of preferred stock, of which no shares are issued and outstanding, and 25,730,489 shares were authorized but not issued as of April 29, 1997. There are no outstanding options, warrants, conversion rights, preemptive rights or other rights to purchase or acquire from Buyer any shares of its capital stock, except (i) for rights created by this Agreement, (ii) pursuant to the Buyer's restated 1989 Stock Option Plan, 1994 Stock Option Plan for Non-Employee Directors and 1997 Employee Stock Purchase Plan, and
(iii) warrants to purchase 225,834 shares of common stock as of April 29, 1997. There are no outstanding contracts of the Buyer to repurchase, redeem or otherwise acquire any equity securities of the Buyer.

     3.7    SEC Documents

     Buyer has furnished to Seller copies of the SEC Documents. None of the SEC Documents, at the time the SEC Documents were filed with the SEC, contained any untrue statement of a material fact, or omitted to state any material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading. All of the SEC Documents when filed with the SEC, complied in all material respects with the applicable requirements of the 1933 Act or the 1934 Act.

     3.8    No Material Adverse Change

     Except as disclosed in Buyer's financial statements contained in its Quarterly Report on Form 10-Q for the three months ended March 31, 1997 filed with the SEC, since December 31, 1996, there has not been, occurred or arisen any material adverse change in the condition, financial or otherwise, whether or not arising in the ordinary course of business, or in the earnings, business affairs or business prospect, of Buyer.

     3.9    No Other Liabilities or Contingencies

     Buyer does not have any liabilities of any nature, whether approved, absolute, contingent or otherwise, and whether due or to become due, probable of assertion or not, except liabilities that:

          (a) are reflected or disclosed in the most recent financial statements contained in the SEC Documents;

          (b) were incurred after March 31, 1997 in the ordinary course of business;

          (c) are set forth in the attached Exhibit AA hereto; or

          (d) are immaterial to the financial condition of Buyer.

     3.10   Financial Statements

     All financial statements contained in the SEC Documents have been prepared in conformity with GAAP applied on a consistent basis (except for changes, if any, required by GAAP and disclosed therein). All unaudited financial statements contained in the SEC Documents include all adjustments which management considers necessary for a fair presentation of such results for the period shown.

     3.11   No Brokerage Fees

     Buyer has not engaged any broker or other Person who would be entitled to any brokerage fee or commission in connection with this Agreement or the consummation of any of the transactions contemplated by this Agreement.

     3.12   Accuracy of Statements

     No representation, warranty or other statement by Buyer in this Agreement or any certificate, document or other instrument furnished or to be furnished by Buyer pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make any statement by Buyer in this Agreement not materially misleading in light of the circumstances in which such statement is made.

Section 4.  Pre-Closing Covenants

     4.1    Buyer's Due Diligence

     During the Interim Period, Seller shall cooperate with Buyer's review, study, investigation and other due diligence activities with respect to the Assets and the Pathfinder Business. Without limiting the generality of the foregoing, Seller shall:

          (a) provide, in writing, complete and accurate answers to any due diligence questions submitted in writing by Buyer to Seller;

          (b) provide to Buyer or its representatives such information relating to the Assets and the Pathfinder
     Business as Buyer may reasonably request;

          (c) make its books and records relating to the Assets and Pathfinder Business (including, without limitation, the Pathfinder Documentation) available for examination and copying by Buyer or its representatives;

          (d) make its employees and contractors who have participated in or are otherwise knowledgeable regarding the Pathfinder
     Business available for
     interviews and question by Buyer or its
     representatives, upon reasonable advance notice by Buyer;

          (e) conduct a physical inventory, and provide Buyer with a detailed inventory, of the Assets;

          (f) make the Assets available for inspection, testing and examination by Buyer or its representatives, upon reasonable advance notice by Buyer; and

          (g)  provide such documentation as Buyer may
     reasonably request to verify any of Seller's representations and warranties set forth in paragraphs 2.7 through 2.14 inclusive.

Buyer shall use its best efforts to conduct its due diligence at such times and in such a manner so as not to unreasonably burden or interfere with the normal conduct of Seller's business operations. No review, study, investigation or other due diligence activities by Buyer, any failure to conduct any such activities, or anything disclosed to or discovered by Buyer in the course of any such activities, shall constitute a waiver, release or relinquishment to any extent of any representation, warranty or other obligation of Seller under this Agreement or any of the Transfer Documents, except to the extent set forth in the Schedule of Exceptions.

     4.2    Conduct of Pathfinder Business

     During the Interim Period, Seller shall conduct the Pathfinder Business in the same manner in which Seller conducted the Pathfinder Business prior to the date of this Agreement. Without limitation of the foregoing, Seller shall:

          (a)  continue the Research & Development;

          (b) continue to manufacture, assemble, produce, test, maintain, repair, rebuild, recondition, upgrade, replace, support and integrate Pathfinder Systems;

          (c) continue to market, sell, promote, distribute and deal in Pathfinder Systems;

          (d) not accelerate or delay the completion or delivery of any Pathfinder Systems or any other aspect of the Pathfinder Business;

          (e) replenish the Inventory as reasonably required to avoid any delays, interruption, interference or other adverse effects in the Pathfinder Business, the transfer of the Pathfinder Business to Buyer pursuant to this

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

     Agreement or the continuation of the Pathfinder
     Business by Buyer after Closing;

          (f) maintain the Tools in good operating condition and state of repair;

          (g) not sell, assign, transfer or otherwise dispose of any Tools;

          (h) protect the Tools and Inventory from damage, casualty, theft or loss;

          (i) not sell, assign, transfer or otherwise dispose of any of the Pathfinder Rights;

          (j) take any and all actions (including, without limitation, the preparation and filing of documents with Governmental Authorities) required to preserve and protect the Pathfinder Rights;

          (k)  not grant any mortgage, deed of trust,
     indenture, security interest, pledge, lien, encumbrances, lease, license, agreement, contract, commitment or other obligation with respect to any of the Assets, except for sales of Pathfinder Systems in the ordinary course of the Pathfinder Business;

          (l) not enter into or incur any material contract, agreement, commitment, obligation or liability in connection with the Pathfinder Business;

          (m) use its best efforts to preserve the Assets, the Pathfinder Business and the goodwill of the Pathfinder Business;

          (n) not cause any breach of or default under any of the Assumed Commitments; and

          (o)  promptly notify Buyer of any discovery,
     occurrence, event, circumstance, condition, situation or state of facts that could constitute a breach of any of Seller's representations, warranties, covenants or obligations under this Agreement.

     4.3    Seller's Employees in the Pathfinder Business

     Upon execution of this Agreement, Seller shall provide Buyer with a complete list of Seller's employees primarily dedicated to the Pathfinder Business. Buyer may, at its option, offer employment to any of such employees. Seller shall cooperate with Buyer's attempts to hire any such employees (including, without limitation, releasing such employees from any non-competition or other obligations owing to Seller which may impair or interfere with such employee's employment by Buyer).

     4.4    No Solicitation of Competing Proposals

     During the Interim Period, Seller shall not accept, make, solicit, entertain, consider, encourage, negotiate or discuss with any Third Party any agreement, offer or proposal for:

          (a) the acquisition of any of the Assets other than orders for the purchase of Pathfinder Systems in the ordinary course of the Pathfinder Business;

          (b) the acquisition of any material interest in Seller by any Third Party (e.g., whether pursuant to a purchase of assets, purchase of stock, exchange of stock, merger, consolidation, business combination, corporate organization or reorganization, or otherwise) that would result in a change in control of Seller; or

          (c) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any manner any effort or attempt by any Person to do or seek any acquisition described in (a) or (b) of this paragraph.

     4.5    Authorization by Seller's Board of Directors

     Seller shall request all approvals, consents and authorizations required of Seller's board of directors for the consummation of the transactions described in Section 1 of the Purchase Agreement.

     4.6    Authorization by Buyer's Board of Directors

     Buyer shall request all approvals, consents and authorizations required of Buyer's board of directors for the consummation of the transactions described in Section 1 of the Purchase Agreement.

     4.7    License to [*] Patent

     Seller is presently negotiating a license with the holder of the patent referred to in paragraph 5.2(f). If Seller is required to pay a license fee to the holder of such patent in order to satisfy the condition set forth in paragraph 5.2(f), then:

          (a) Seller shall pay the first $100,000 of such license fee;

[*] Confidential treatment requested

          (b) Seller and Buyer will each pay 50% of any amount of such license fee between $100,000 and $250,000
     (e.g., so that the maximum amount payable by Buyer is $75,000); and

          (c) Seller shall pay any amount of such license fee in excess of $250,000.

Section 5.  Conditions of Closing

     5.1    Conditions Precedent to Seller's Obligations

     The obligations of Seller to consummate the transactions described in Section 1 of this Purchase Agreement are, at the option of Seller, subject to fulfillment or waiver of the following conditions at or prior to Closing:

          (a) Seller shall have obtained all approvals, consents and other authorizations required of Seller's board of directors for the consummation of the transactions described in Section 1 of the Purchase
     Agreement;

          (b) Buyer's representations and warranties set forth in Section 3 of the Purchase Agreement shall be true and correct;

          (c)  Buyer's covenants and obligations to be
     complied with and performed by Buyer at or before Closing as set forth in Section 4 of the Purchase Agreement shall have been fully complied with and performed; and

          (d) Buyer shall be ready, willing and able to complete the Closing as provided for in Section 6 of the Purchase Agreement.

     5.2    Conditions Precedent to Buyer's Obligations

     The obligations of Buyer to consummate the transactions described in Section 1 of this Agreement are, at the option of Buyer, subject to fulfillment or waiver of the following conditions at or prior to Closing:

          (a)  Buyer shall have completed to its satisfaction
     Buyer's review, study, investigation and other due diligence activities with respect to the Assets and the Pathfinder Business;

          (b) there shall have been no material changes in the Assets or the Pathfinder Business during the Interim
     Period;

          (c) Buyer shall have obtained all approvals, consents and other authorizations required of Buyer's board of directors for the consummation of the transactions described in Section 1 of the Purchase
     Agreement;

          (d) Seller's representations and warranties set forth in Section 2 of the Purchase Agreement shall be true and correct at Closing;

          (e) Seller's covenants and obligations to be complied with and performed by Seller at or before Closing as set forth in Section 4 of the Purchase
     Agreement shall have been fully complied with and performed;

          (f)  Buyer shall be satisfied, in its sole
     discretion, that the Pathfinder System does not infringe
     U.S. Patent No. [*] issued [*], [*], to [*]. (e.g., by a license, release, covenant not to sue or other binding arrangement with the holder of such patent); and

          (g) Seller shall be ready, willing and able to complete the Closing as provided for in Section 6 of the Purchase Agreement.

     5.3    Waiver

     Either Party may by written notice thereof to the other
Party:

          (a) extend the time for performance of any of the obligations of the notified Party;

          (b) waive any incorrectness in any representation or warranty of the notified Party;

          (c) waive fulfillment of any of the conditions precedent to the obligations of the Party giving the notice; or

          (d) waive compliance with or performance of any of the covenants or obligations of the notified Party.

However, the Closing Date may not be changed by any notice under this paragraph.

Section 6.  Closing

     6.1    Place and Time of Closing

     The Closing shall take place at 10:00 a.m. Pacific
Daylight Time, at the offices of Perkins Coie, One Bellevue
Center, 18th Floor, 411 - 108th Avenue, N.E., Bellevue,
Washington, on the Closing Date.

[*] Confidential treatment requested

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

     6.2    Delivery by Seller to Buyer

     At Closing, Seller shall deliver to Buyer the following:

          (a) the Assignment and Assumption Agreement, Bill of Sale, Escrow Agreement, Registration Rights Agreement and Seller's Closing Certificate, each dated as of the Closing Date and properly executed by Seller;

          (b) Copyright Assignments for the assignment of all Copyright Rights to Buyer, each dated as of the Closing
     Date and properly executed by Seller;

          (c) Patent Assignments for the assignment of all Patent Rights to Buyer, each dated as of the Closing Date and properly executed by Seller;

          (d) Trademark Assignments for the assignment of all Trademark Rights to Buyer, each dated as of the Closing
     Date and properly executed by Seller;

          (e) a legal opinion of Graham & James substantially in the form attached as Exhibit W;

          (f) a legal opinion of Testa, Hurwitz & Thibeault substantially in the form attached as Exhibit X; and

          (g) such other documents as Buyer may reasonably request prior to Closing to effect, perfect or evidence the sale, assignment or transfer of any Assets to Buyer.

     6.3    Delivery by Seller to Escrow Agent

     At Closing, Seller shall deliver to the Escrow Agent the Escrow Agreement and Waiver and Restrictive Covenant properly executed by Seller.

     6.4    Delivery by Buyer to Seller

     At Closing, Buyer shall deliver to Seller the following:

          (a)  the Assignment and Assumption Agreement, Escrow
     Agreement, the Registration Rights Agreement and Buyer's
     Closing Certificate, each dated as of the Closing Date and properly executed by Buyer;

          (b)  payment of the Two Million Five Hundred
     Thousand Dollars ($2,500,000) described in paragraph 1.3.1 by wire transfer to an account designated by Seller, cashier's check, certified bank check or any other means of payment acceptable to Seller;

          (c) a legal opinion of Perkins Coie substantially in the form attached as Exhibit Y; and

          (d) such other documents as Seller may reasonably request prior to Closing to effect the transactions contemplated by the Agreement.

     6.5    Delivery by Buyer to the Escrow Agent

     At Closing, Buyer shall deliver to the Escrow Agent:

          (a)  the Escrow Agreement and Waiver and Restrictive
     Covenant properly executed by Buyer; and

          (b) such other documents as Buyer may reasonably request prior to Closing to effect the transactions contemplated by the Agreement.

     6.6    Stock Certificates

     Upon Closing, Buyer shall direct its transfer agent to promptly issue and, within four (4) business days deliver:

          (a) to Seller an original stock certificate for the Closing Stock; and

          (b) to the Escrow Agent an original stock certificate for the Contingent Stock.

The stock certificates shall bear the following legend:

          The securities evidenced by this certificate have not been registered under the Securities
          Act of 1933, as amended (the "Act"), or
          applicable state securities laws, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (i) there is an effective registration statement under the Act and applicable state securities laws covering any such transaction involving such securities,
          (ii) this corporation receives an opinion of legal counsel for the holder of the securities reasonably satisfactory to this corporation stating that such transaction is exempt from registration, or (iii) this corporation otherwise satisfies itself that such transaction is exempt from registration.

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

     6.7    Closing Costs

     Each Party shall bear its own costs and expenses of the Closing and completing the transactions contemplated by this Agreement. Closing shall be deemed to be complete and to have occurred upon delivery of all the items to be delivered by the Parties described in paragraphs 6.2, 6.3, 6.4 and 6.5.

     6.8    Survival

     The Parties respective obligations under Sections 7, 8, 9 and 11 of the Purchase Agreement, their respective representations and warranties set forth in Sections 2 and 3 of the Purchase Agreement, and such other provisions of this Agreement as may reasonably be interpreted or construed as surviving the Closing shall survive the Closing.

Section 7.  Post-Closing Covenants

     7.1    General

     After Closing, each Party shall take such action (including, without limitation, the execution and delivery of documents, or the provision of information, testimony or documents) as the other Party may reasonably request to effect, perfect or evidence the transactions described in
Section 1 of the Purchase Agreement.

     7.2    Delivery of Tools, Inventory and Pathfinder
            Documentation

     Within fourteen (14) days after the Closing Date, Seller shall deliver to Buyer FOB at Seller's Facility all of the Tools, Inventory and original Pathfinder Documentation, except as required for the performance of Seller's obligations under paragraph 7.3. Seller shall deliver to Buyer any items retained by Seller for performance of Seller's obligations under paragraph 7.3 as soon as they are no longer needed by Seller for its performance of such obligations. Seller shall bear all packaging costs. Buyer shall bear all freight, insurance and other transportation costs to deliver such Assets in accordance with this paragraph and all risk of loss prior to acceptance of such Assets by Buyer at Buyer's Facility.

     7.3    Support for Transfer of Pathfinder Business

     Seller shall provide such reasonable disclosures, documentation, technical assistance, training, consultation and other support as Buyer may reasonably request to fully disclose all of the Pathfinder Know-How and other Assets to Buyer and to effectively, efficiently, and expeditiously transfer the Pathfinder Business to Buyer. The Parties shall use their best efforts to complete such disclosure and transfer within

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

one hundred twenty days (120) after the Closing Date.
Upon Buyer's request, Seller shall make its personnel available to provide such support at Buyer's Facility, provided that Buyer shall reimburse the out-of-pocket travel expenses reasonably incurred by Seller's personnel to provide such support at Buyer's Facility in accordance with the NeoPath Travel Expense Reimbursement Procedure. Without limitation of the foregoing:

          (a) for a period of one hundred twenty (120) days after the Closing Date, Seller shall make available to NeoPath the equivalent of one person full-time, composed of time of Messrs. Pomeroy and Liebau, as reasonably required to assist in such disclosure and transfer; provided that they are still employed by Seller and, if they are no longer employed by Seller, Seller shall cooperate with Buyer's reasonable efforts to contract for their services (Buyer acknowledges that, except as may otherwise be provided by a contract with Seller, Seller does not control any individual after said individual's employment with Seller ceases);

          (b) if Mr. Weissman or Ms. Arnold do not become employees of NeoPath pursuant to paragraph 4.3, then Seller shall make each of them (or whichever of them does not become an employee of NeoPath) available throughout such one hundred twenty (120) day period as reasonably required to assist in such disclosure and transfer provided that they are still employed by Seller and, if they are no longer employed by Seller, Seller shall cooperate with Buyer's reasonable efforts to contract for their services (Buyer acknowledges that, except as may otherwise be provided by a contract with Seller, Seller does not control any individual after said individual's employment with Seller ceases);

          (c) Seller's customer service group shall continue to support the Pathfinder Business for a period of not to exceed thirty (30) days after the Closing Date; and

          (d)  Seller shall provide such hardware and
     technical assistance as is necessary to successfully ensure the duplication and transfer of all system software, software tools and other software included in the Assets.

Further, upon Buyer's request, Seller shall complete any Pathfinder Systems which are in the Inventory and at least eighty percent (80%) complete as of the Closing Date. Seller shall use its best efforts to complete and deliver such Pathfinder Systems within ninety (90) days after the Closing Date. As full compensation for completion and delivery of such Pathfinder Systems, Buyer shall promptly pay or reimburse Seller for one hundred thirty percent (130%) of Seller's direct out-of-pocket costs for parts and

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

components which are acquired by Seller after the Closing Date (i.e., parts and components not included in the Inventory) and incorporated into such Pathfinder Systems. Buyer shall not be obligated to pay or reimburse any of Seller's other costs to complete and deliver such Pathfinder Systems.

     7.4    Terminable Commitments and Unassumed Commitments

     As soon as practicable and in no event later than thirty
(30) days after the Closing Date, Seller shall terminate the Terminable Commitments without incurring any expense, cost, obligation or liability to Buyer. Seller shall defend, indemnify and hold harmless Buyer from and against any and all claims arising out of any Terminable Commitments, Unassumed Commitments or the termination of any Terminable Commitments. Without limitation of the foregoing, Seller shall pay or reimburse any and all costs and expenses (including, but not limited to, reasonable attorneys' fees incurred in connection with the defense, settlement or satisfaction of any such claim and any judgments, awards, penalties, settlements, damages, liabilities or losses based upon any such claim); provided that Buyer:

          (a) gives Seller written notice of any such claim promptly after Buyer receives notice of the same;

          (b) cooperates with Seller in connection with the defense, settlement and satisfaction of the claim;

          (c) does not settle the claim without the prior written consent of Seller, which consent shall not be unreasonably withheld; and

          (d) permits Seller to assume the defense of the claim, employing counsel approved by Buyer, which approval shall not be unreasonably withheld.

     7.5    Support of Pathfinder Rights

     Neither Party shall contest or challenge, or assist or encourage any Third Party to contest or challenge, the validity of any of the Pathfinder Rights. Each Party shall promptly notify the other Party of any infringement, misappropriation or violation of any Pathfinder Rights that comes to such notifying Party's attention after the Closing Date. Seller shall take such action (including, without limitation, the execution and delivery of documents and the provision of information, testimony or documents) as may reasonably be requested by Buyer to effect, perfect, evidence, enforce, defend or protect any of the Pathfinder Rights; provided that Buyer shall reimburse the out-of-pocket expenses (including, without limitation, attorneys' fees) reasonably incurred by Seller in taking any such action.

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

     7.6    Noncompetition

     During the period of five (5) years after the Closing
Date, Seller shall not directly or indirectly:

          (a)  research, develop, design, engineer,
     manufacture, assemble, produce, test, maintain, repair, rebuild, recondition, upgrade, replace, support, integrate, market, sell, promote, distribute or otherwise deal with any Competing Product or any modification, improvement, enhancement, replacement, part, component, accessory or add-on to any Competing Product; or

          (b)  assist any Third Party in any activity
     described in (a) above.

     7.7    Restriction on Disposition of Shares

     Seller shall not sell, assign, transfer or otherwise dispose of any Shares unless and until:

          (a) there is in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

          (b) Seller shall have (i) notified Buyer of the proposed disposition and shall have furnished Buyer with a detailed statement of the circumstances surrounding the proposed disposition and (ii) delivered to Buyer an opinion of counsel, reasonably satisfactory to Buyer, that such disposition does not require registration under the 1933 Act; or

          (c) Buyer shall be satisfied that such proposed disposition complies in all respects with SEC Rule 144 or any successor rule providing a safe harbor for such disposition without registration.

     7.8    Third Party Software

     Seller has been unable to produce documentation of Seller's rights to certain software included in the Pathfinder Software or Tools as described in Section 2 of the Schedule of Exceptions. If Buyer is unable to confirm Seller's rights to any of such software (e.g., by contacting the Third-Party owner of such software), the Buyer may acquire licenses for such software as reasonably required for Buyer's continuation
of the Pathfinder Business as conducted by Seller.   In such
event, Seller shall promptly pay or reimburse any license fees or other expenses reasonably incurred by Buyer to acquire such licenses.

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

Section 8.  Protection of Confidential Information

     8.1    General

     In the performance of this Agreement, either Party may disclose to the other Party certain Confidential Information. In such event, the Recipient shall protect Confidential Information of the Discloser against any unauthorized use or disclosure to the same extent that the Recipient protects its own Confidential Information of a similar nature against unauthorized use or disclosure; provided that the Confidential Information of the Discloser is conspicuously marked or otherwise identified as confidential or proprietary upon receipt by the Recipient or the Recipient otherwise knows or has reason to know that the same is Confidential Information of the Discloser. Without limitation of the foregoing:

          (a)  the Recipient shall use such Confidential
     Information solely for the purposes for which it has been disclosed by the Discloser;

          (b) the Recipient shall disclose such Confidential Information only to those of its employees, agents and other representatives who have a need to know the same for the purposes described in (a) above and who understand and acknowledge their obligation and willingness to preserve and hold such Confidential Information in strict confidence;

          (c) the Recipient shall not copy or authorize the copying of any document containing such Confidential
     Information, except as required for the purposes described in (a) above or otherwise authorized by the Discloser in writing; and

          (d) any copy of any documents containing any such Confidential Information that is made or authorized by the Recipient shall contain all copyright, confidentiality or other proprietary notices contained on such document as delivered by the Discloser.

     8.2    Pathfinder Trade Secrets

     Prior to the Closing, the Pathfinder Trade Secrets shall be treated as Confidential Information of Seller (e.g., Seller shall be the Discloser and Buyer shall be the Recipient with respect to the Pathfinder Trade Secrets). After Closing, the Pathfinder Trade Secrets shall be treated as Confidential Information of Buyer (e.g., Buyer shall be the Discloser and Seller shall be the Recipient with respect to the Pathfinder Trade Secrets).

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

     8.3    Limitation

     Paragraph 8.1 shall not be interpreted or construed to restrict or prohibit:

          (a)  any use, disclosure or copying which is
     necessary or appropriate in connection with the Recipient's performance of its obligations or exercise of its rights under this Agreement or any other agreement between the Parties;

          (b) any use, disclosure or copying required by applicable law (e.g., pursuant to applicable securities laws or legal process), provided that the Recipient uses reasonable efforts to give the Discloser reasonable advance notice thereof; or

          (c) any use, disclosure or copying made with the consent of the Discloser.

Section 9.  Infringement of Third Party Rights

     9.1    Obligation to Defend, Indemnify and Hold Harmless

     Subject to Buyer's performance of its obligations under paragraph 9.2, Seller shall defend, indemnify and hold harmless Buyer from and against any and all claims that the Pathfinder System or any of the Assets infringes or misappropriates, as of the Closing Date, any patent, copyright, trademark, trade secret or other proprietary right of any Third Party. Without limitation of the foregoing, Seller shall pay or reimburse any and all reasonable costs and expenses (including, but not limited to, any and all reasonable court costs, experts' fees, witnesses' fees and attorneys' fees) incurred in connection with the defense, settlement or satisfaction of such claim (including, but not limited to, any judgments, awards, penalties, settlements, damages, liabilities or losses based upon any such claim).

     9.2    Notice and Cooperation

     As a condition of Seller's obligations under paragraph 9.1, Buyer shall:

          (a)  give Seller written notice of the claim
     promptly after Buyer receives notice of the same;

          (b) cooperate with Seller in connection with the defense, settlement and satisfaction of the same;

          (c) not settle the claim without the prior written consent of Seller, which consent shall not be unreasonably withheld;

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

          (d) permit Seller to assume defense of the claim, employing counsel approved by Buyer, which approval shall not be unreasonably withheld; and

          (e) upon Seller's request, suspend or discontinue any manufacturing, production, marketing, sales, distribution or other activities which allegedly infringe or misappropriate any patent, copyright, trademark, trade secret or other proprietary right of any Third Party and for which Buyer is seeking indemnification under paragraph 9.1, all to the extent reasonably required to ameliorate Seller's liability hereunder.

     9.3    When Use, Etc., Is Enjoined, Prevented or
            Materially Restricted

     If the use of any of the Assets (e.g., in connection with the Research & Development or the manufacturing, assembly, production, testing, maintenance, repair, rebuilding, reconditioning, upgrading, replacement, support, integration, marketing, sale, promotion, distribution or dealing in Pathfinder Systems) is enjoined, prevented or materially restricted on account of any claim of infringement or misappropriation of any patent, copyright, trademark, trade secret or other property right of any Third Party, then Seller shall:

          (a) procure for Buyer the right to continue to use the same as contemplated by this Agreement;

          (b) if (a) is not commercially reasonable, modify the item subject to the claim so that it is not subject to the claim and still complies with the applicable warranties and other requirements of this Agreement;

          (c) if (a) and (b) are not commercially reasonable, replace the item subject to the claim with a substantially equivalent item that is not subject to the claim; or

          (d) if (a), (b) and (c) are not commercially reasonable, make a payment to Buyer, after good faith negotiation between Buyer and Seller, which reasonably compensates Buyer for the injunction, prevention or restriction, subject to the limitations set forth in paragraph 11.1.

     9.4    Limitations Based On Modifications, Etc., By Buyer

     Seller's obligations under paragraphs 9.1 and 9.3 shall not apply if and to the extent the claimed infringement, misappropriation or violation results solely from any alteration, improvement or other modification made by Buyer or any integration or combination of the item subject to the claim with an AutoPap System or any other product that is not currently part of the Pathfinder System.

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

Section 10. Termination

     10.1   By Buyer

     If any of the conditions set forth in paragraph 5.2 of the Purchase Agreement are not fulfilled or waived on or before the Closing Date, other than solely on account of a default in the performance of Buyer's obligations under paragraph 4.6 of the Purchase Agreement, then Buyer may terminate this Agreement by giving Seller written notice of termination.

     10.2   By Seller

     If any of the conditions set forth in paragraph 5.1 of the Purchase Agreement are not fulfilled or waived on or before the Closing Date, other than solely on account of a default in the performance of Seller's obligations under paragraphs 4.1, 4.2, 4.3, 4.4 or 4.5 of the Purchase Agreement, then Seller may terminate this Agreement by giving Buyer written notice of termination.

     10.3   Written Agreement

     The Parties may terminate this Agreement by a written agreement of termination signed by both Parties.

     10.4   Effect of Termination

     In the event of any termination of this Agreement pursuant to paragraph 10.1, 10.2 or 10.3, the following shall apply:

          (a) Buyer shall return to Seller any and all Confidential Materials delivered or made available by Seller to Buyer under this Agreement or the Confidentiality Agreement, together with any and all copies thereof made by Buyer;

          (b) Seller shall return to Buyer any and all Confidential Materials delivered or made available by Buyer to Seller under this Agreement or the Confidentiality Agreement, together with any and all copies thereof made by Seller;

          (c) the Parties respective rights and obligations under Sections 8 and 11 shall survive; and

          (d) except as provided in (a), (b) and (c) above, this Agreement shall have no further force or effect.

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

Section 11. Limitations of Seller's Liability

     11.1   Dollar Limitation

     Seller's total liability with respect to any claims of Buyer for any breach or default of this Agreement by Seller (including, without limitation, any of breach of Seller's representations and warranties under Section 2 and any default of Seller's obligations under paragraphs 9.1 and 9.2) shall not, in the aggregate, exceed the sum of Five Million Dollars ($5,000,000), less the sum of:

          (a) the Share Price multiplied by the number of any shares of Contingent Stock returned to Buyer in accordance with the provisions of the Escrow Agreement;
     and

          (b) any amounts paid by Seller in the defense, settlement or satisfaction of any claim pursuant to paragraphs 9.1 and 9.2.

     11.2   Time Limitation

     Further, except as otherwise provided in paragraph 11.3, Seller shall not have any liability under this Agreement whatsoever with respect to any claim of Buyer for any breach or default under this Agreement by Seller, unless Buyer gives Seller written notice of the claim:

          (a) if the claim arises out of any breach or default by Seller of any Assumed Commitment, then at any time prior to the expiration of all statutes of limitation applicable to the claim;

          (b) with respect to any claim not described in (a) above, at any time prior to the expiration of two and one-half (2 1/2) years after the Closing Date.

     11.3   Exception

     The limitations set forth in paragraph 11.2 shall not apply to any claims for any breach or default by Seller under paragraph 2.7 other than any claims based upon any infringement, misappropriation or violation of any patent, copyright, trade name, trademark, trade secret or similar proprietary right of any Third Party.

Section 12. Miscellaneous

     12.1   Public Statement

Upon execution of this Agreement, the Parties shall issue a joint press release substantially in the form attached as Exhibit EE. Upon Closing, the Parties shall issue

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

a joint press release regarding the Closing in form and content approved by both Parties, which approval shall not be unreasonably withheld by either Party. Upon any termination of this Agreement pursuant to Section 10 of this Purchase Agreement, the Parties shall issue a joint press release regarding such termination in form and content approved by both Parties, which approval shall not be unreasonably withheld by either Party. Neither Party shall issue any other press release or other public announcement regarding this Agreement or the Closing without the prior approval of the other Party, which approval shall not be unreasonably withheld; provided, however, that either Party may make any such announcement without the prior approval of the other Party if:

          (a) the Party issuing the announcement has used reasonable efforts to obtain the other Party's approval;
     and

          (b) in the opinion of legal counsel for the Party issuing the announcement, such announcement is required or advisable to comply with any Governmental Requirement.

     12.2   Expenses

     Except as otherwise specifically provided for in this Agreement, each Party shall bear all of the expenses that it incurs in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated by this Agreement.

     12.3   Notices

     Any notice under this Purchase Agreement shall be made in
writing and may be given or served by:

          (a) delivering the same in person or by prepaid messenger service to the Person to be notified;

          (b) depositing the same in the mail, postage prepaid, registered or certified with return receipt requested, and addressed to the Person to be notified at the address specified below; or

          (c) telex, facsimile, telegraph, telecopy, or other written telecommunication medium.

If notice is deposited in the United States mail pursuant to clause (b) of this paragraph it shall be deemed to have been given upon the fifth day after the date that it is so deposited. Notice given in any other manner shall be deemed to have been given only

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

if and when received at the address of the Person to be notified. For the purpose of notice, the addresses and facsimile numbers of the Parties are as follows:

          If to Buyer:        NeoPath, Inc.
                              8271-154th Ave. N.E.
                              Redmond, Washington 98052
                              Attention:
                              Alan C. Nelson
                              Facsimile:
                              (425) 556-2950

          If to Seller:       CompuCyte Corporation
                              12 Emily Street
                              Cambridge, Massachusetts 02139-
                              4517
                              Attention:            President
                              Facsimile:       (617) 492-1301

Either Party may from time to time change its address for notices under this Agreement by giving the other Party notice of such change in accordance with this paragraph.

     12.4   Nonwaiver

     No waiver of any term, condition, provision, right or remedy under this Agreement shall be effective unless set forth in writing signed by the Party against which the waiver is to be enforced. The failure of either Party to insist upon or enforce strict performance by the other Party of any term, condition or provision of this Agreement or to exercise any right or remedy under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such term, condition, provision, right or remedy in that or any other instance; rather, the same shall be and remain in full force and effect.

     12.5   Assignment

     Neither Party shall assign (voluntarily, by operation of law, or otherwise) this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other Party. However, either Party may assign all of its rights, interests and benefits under this Agreement, without the prior written consent of the other Party, to any successor of the assigning Party's entire business (e.g., by way of a merger, consolidation or other corporate reorganization or any sale or transfer of all or substantially all of the assets of the assigning Party); provided, however, that the successor assumes or is otherwise bound by all of the assigning Party's obligations under this Agreement. No assignment, with or without the consent of the other Party, shall relieve either Party from any of its obligations under this Agreement. Subject to

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

     the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by each of the Parties and their respective successors and assigns.

     12.6   No Third Party Beneficiaries

     This Agreement is for the benefit of, and shall be enforceable by, the Parties only. This Agreement is not intended to confer any right or benefit on any Third Party. No action may be commenced or prosecuted against a Party by any Third Party claiming as a third party beneficiary of this Agreement or any of the transactions contemplated by this Agreement.

     12.7   Counterparts

     This Agreement may be executed in any number of counterparts and all counterparts shall be deemed to constitute a single agreement. The execution and delivery of one counterpart by any Party shall have the same force and effect as if that Party had signed all other counterparts.
The signatures to this Agreement may be executed on separate pages and when attached to this Agreement shall constitute one complete document.

     12.8   Amendment

     No change, modification or amendment of any provisions of this Agreement shall be valid unless set forth in a written amendment to this Agreement signed by both Parties.

     12.9   Severability

     This Agreement shall be enforced to the fullest extent permitted by applicable law. If for any reason any provision of this Agreement is held to be invalid or unenforceable to any extent, then:

          (a) such provision shall be interpreted, construed or reformed to the extent reasonably required to render the same valid, enforceable and consistent with the original intent underlying such provision;

          (b) such provision shall be void to the extent it is held to be invalid or unenforceable;

          (c) such provision shall remain in effect to the extent that it is not invalid or unenforceable; and

          (d) such invalidity or unenforceability shall not affect any other provision of this Agreement or any other agreement between the parties.

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

If the invalidity or unenforceability is due to the unreasonableness of the scope or duration of the provision, then the provision shall remain effective for such scope and duration as may be determined to be reasonable.

     12.10  Attorneys Fees

     In any action, suit or other proceeding to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing Party shall be entitled to recover its costs and expenses (including, without limitation, reasonable attorneys' fees) reasonably incurred in connection with such proceeding, or any appeal thereof.

     12.11  Applicable Law

     THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND ENFORCED IN ALL RESPECTS IN ACCORDANCE WITH THE LAWS OF THE STATE OF WASHINGTON, U.S.A., WITHOUT REFERENCE TO ITS RULES OR PROVISIONS RELATING TO CHOICE OF LAW, EXCEPT TO THE EXTENT PREEMPTED BY THE LAWS OF THE UNITED STATES OF AMERICA WHICH SHALL THEN APPLY.

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

     12.12  Entire Agreement

     This Agreement sets forth the entire agreement, and supersedes any and all prior agreements (including, without limitation, the Confidentiality Agreement and the letter agreement dated March 28, 1997), between the Parties with respect to the transactions contemplated by this Agreement. There are no other representations, warranties, arrangements, understandings or other agreements, written or oral, between the Parties with respect to any of the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the Parties have entered into and signed this Agreement as of the date first set forth above.


Seller:                         Buyer:

CompuCyte Corporation           NeoPath, Inc.


By:  /s/ SHELDON L. BLOCH       By:  /s/ ALAN C. NELSON
    ---------------------           --------------------
Title:  President & CEO       Title:  President & CEO

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

                           Exhibit A

                          DEFINITIONS

     Whenever used in this Agreement, the following terms shall have the following specified meanings:

     "1933 Act" means the Securities Act of 1933, as amended prior to the date of this Agreement.

     "1934 Act" means the Securities Exchange Act of 1934, as amended prior to the date of this Agreement.

     "Agreement" means the Purchase Agreement and all of its exhibits.

     "Assets" means the Assumed Commitments, Inventory,
Pathfinder Documentation, Pathfinder Rights, Pathfinder
Software and Tools.

     "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement attached as Exhibit F.

     "Assumed Commitments" means the contracts, agreements, orders and commitments listed in the attached Exhibit C.

     "AutoPap System" means NeoPath's system for the automated interpretation of cervical papanicolaou (Pap) smear slides as more particularly described in the attached Exhibit Z.

     "Bill of Sale" means the Bill of Sale attached as Exhibit G.

     "Buyer's Closing Certificate" means a certificate substantially in the form attached as Exhibit DD.

     "Buyer's Facility" means Buyer's place of business located at 8271 154th Avenue N.E., Redmond, Washington.

     "Closing" means the Closing described in Section 6 of the Purchase Agreement.

     "Closing Date" means June 23, 1997, or such other date as the Parties may agree upon in writing for the Closing.

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

     "Closing Stock" means the Shares to be issued and delivered to Seller upon Closing pursuant to paragraphs 1.3.2 and 6.6 of the Purchase Agreement.

     "Competing Product" means the Pathfinder System, the AutoPap System or any combination of the Pathfinder System and the AutoPap System; provided, however, that the term "Competing Product" shall not include Laser Scanning Cytometry
(LSC) analyzers that measure fluorescence to characterize discrete analytes such as biological cells, with the exception that the specific application of LSC to cervical cancer screening shall constitute a Competing Product. This restriction to cervical cancer screening shall not be deemed to include any use of the LSC by purchasers of CompuCyte's LSC product line; nor shall it be deemed to include products for screening microorganisms, products for screening blood or products for characterizing diseases to determine their prognosis or monitor their treatment based on analysis of any cytology or tissue specimen including specimens from cervical cancer.

     "Confidential Information" means any information that is proprietary or confidential or that a Party is obligated to keep confidential (e.g., pursuant to a contractual or other obligation owing to a Third Party). Confidential Information may be of a technical, business or other nature (including, but not limited to, information which relates to a Party's technology, research, development, products, customers, employees, contractors, marketing plans, finances, contracts, legal affairs, or business affairs). However, Confidential Information does not include any information that:

          (a) was known to the Recipient prior to receiving the same from the Discloser in connection with this Agreement;

          (b)  is independently developed by the Recipient;

          (c) is acquired by the Recipient from another source without restriction as to use or disclosure; or

          (d) is or becomes part of the public domain through no fault or action of the Recipient.

     "Confidential Material" means any document (whether in handwritten, printed, coded, magnetic, electronic or other form or media) which contains, displays or manifests any Confidential Information.

     "Confidentiality Agreement" means the Bilateral
Confidential Disclosure Agreement, dated as of January 14,
1997, between Buyer and Seller.

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

     "Contingent Stock" means the Shares to be issued and delivered to the Escrow Agent upon Closing pursuant to paragraphs 1.3.3 and 6.6 of the Purchase Agreement.

     "Copyright Assignment" means an assignment in the form attached as Exhibit P or another form agreed upon by the Parties.

     "Copyright Rights" means any and all domestic or foreign copyrights, assignments, copyright licenses and other copyright rights, whether registered, unregistered, statutory, common law or otherwise (including, without limitation, any rights to sue, recover damages or obtain relief for any past infringement, any moral rights and any rights under any application, assignment, license, legal opinion or search) owned or licensed by Seller, and related to the Pathfinder Documentation, the Pathfinder System, the Research & Development or any Tools. The Copyright Rights shall include, without limitation, the copyrights, applications, assignments, licenses and rights listed in the attached Exhibit Q.

     "Discloser" means a Party that discloses Confidential
Information to the other Party.

     "Dollars" means United States dollar currency.

     "Escrow Agent" means the Escrow Agent named in the Escrow
Agreement.

     "Escrow Agreement" means the Escrow Agreement attached as Exhibit N.

     "GAAP" means generally accepted accounting principles.

     "Governmental Authority " means any legislative, administrative, judicial, military, civil or other governmental authority.

     "Governmental Requirement" means any law, rule, regulation, order, judgment, decree or other requirement of any Governmental Authority having jurisdiction.

     "Interim Period" means the period of time from the date of the Purchase and Sale Agreement to the Closing.

     "Inventory" means Seller's inventory of Pathfinder Systems or equipment, components, parts and supplies that may be incorporated into Pathfinder Systems or consumed in the manufacture, assembly, production, test, maintenance, repair, rebuilding, reconditioning, upgrading, replacement, support or integration of Pathfinder Systems (including, without limitation, any finished Pathfinder Systems and any work-in-progress or any unfinished Pathfinder Systems). The Inventory shall include, without limitation, the items listed in the attached Exhibit K.

     "NeoPath Travel Expense Reimbursement Procedure" means Buyer's standard policies, procedures and practices for reimbursement of travel expenses as set forth in the NeoPath Travel and Entertainment Operating Procedure attached as Exhibit BB.

     "Party" means Seller, Buyer or any Person that acquires all of the right, title or interest of Seller or Buyer in this Agreement in accordance with paragraph 12.5 of the Purchase
Agreement.

     "Patent Assignment" means an assignment in the form attached as Exhibit R or another form agreed upon by the Parties.

     "Patent Rights" means any and all domestic or foreign patents and other patent rights, whether registered, unregistered, statutory, common law or otherwise (including, without limitation, any rights to sue, recover damages or obtain relief for any past infringement, any shop rights and any rights under any application, assignment, license, legal opinion or search) owned or licensed by Seller and related to the Pathfinder System, the Research & Development or any Tools. The Patent Rights shall include, without limitation, the patents, applications, assignments, licenses and rights listed in the attached Exhibit S.

     "Pathfinder Business" means research, development, design, engineering, manufacturing, assembly, production, testing, maintenance, repair, rebuilding, reconditioning, upgrading, replacement, support, integration, marketing, selling, promotion, distribution and other activities conducted by or for Seller prior to Closing with respect to the Pathfinder System.

     "Pathfinder Documentation" means any documentation
(whether in handwritten, printed, coded, magnetic, electronic or other form or media) of the Pathfinder Business.
Pathfinder Documentation includes, without limitation, the following:

          (a) plans, designs, drawings, specifications, manuals, instructional and technical documentation for the Pathfinder System or any Tools;

          (b) source and object codes for any software included in the Pathfinder System or any Tools;

          (c) marketing, sales and promotional materials (e.g., business plans, marketing plans, advertising, brochures, literature and lists of customers or potential customers of Pathfinder Systems) for the Pathfinder System;

          (d)  plans for and documentation of the Research &
     Development.

          (e)  documentation relating to the Assumed
     Commitments and other agreements, correspondence and other records relating to contractors or suppliers furnishing equipment, parts, components, supplies, services or other items for the Pathfinder Business;

          (f)  registrations, applications, filings,
     exceptions, correspondence and other documentation relating to any Governmental Requirements that are or may be applicable to the Pathfinder Rights, Pathfinder System or the Pathfinder Business;

          (g) legal opinions, prior art searches and other documentation relating to the Pathfinder Rights; and

          (h) licenses, assignments and other agreements (including, without limitation any and all confidentiality, nondisclosure or similar agreements), and Third Party documentation and release media (including, without limitation, users manuals, training manuals, release documentation and other documentation provided by Third Parties) relating to any Pathfinder Software, Pathfinder Rights or Tools.

The Pathfinder Documentation includes, without limitation, the documentation listed in the attached Exhibit M.

     "Pathfinder Know-How" means any know-how utilized by Seller in the Pathfinder Business. Pathfinder Know-How includes, but is not limited to, the Pathfinder Trade Secrets.

     "Pathfinder Rights" means the Copyright Rights, the
Patent Rights, the Pathfinder Trade Secrets, the Trademark
Rights and any other proprietary rights of Seller related to the Pathfinder System.

     "Pathfinder Software" means the programs, codes and other software that is included in or distributed with the Pathfinder System. The Pathfinder Software includes, without limitation, the software listed in the attached Exhibit I.

     "Pathfinder System" means the system (including hardware, software, firmware and other components) described in the attached Exhibit J.

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

     "Pathfinder Trade Secret" means any information owned or licensed by Seller and utilized in the Pathfinder Business that derives independent commercial value, actual or potential, from not being generally known or available to the public. Pathfinder Trade Secrets may be of a technical, business or other nature (including, without limitation, technical data, business plans, marketing information, distribution information, customers lists, Pathfinder System capabilities, problems with Pathfinder Systems, Pathfinder System shortcomings, potential modifications of or advancements to the Pathfinder System, regulatory exposure of the Pathfinder System, and information regarding the manufacture, assembly, production, testing, maintenance, repair, rebuilding, reconditioning, upgrading, replacement, support or integration of Pathfinder Systems).

     "Person" means any individual, corporation, partnership, trust, association, governmental authority or other entity.

     "Purchase Agreement" means the Purchase and Sale
Agreement to which this Exhibit A is attached.

     "Recipient" means a Party that receives Confidential
Information from the other Party.

     "Registration Rights Agreement" means the Registration
Rights Agreement attached as Exhibit H.

     "Research & Development" means all of the research and development conducted, in progress or planned by or for Seller with respect to the Pathfinder System.

     "Schedule of Exceptions" means the Schedule of Exceptions attached as Exhibit B.

     "SEC" means the Securities and Exchange Commission.

     "SEC Documents" means the following documents filed by Buyer with the SEC: Annual Report on Form 10-K for the year ended December 31, 1996; Quarterly Report on Form 10-Q for the three months ended March 31, 1997; and Proxy Statement dated April 15, 1997.

     "Seller's Closing Certificate" means a certificate substantially in the form attached as Exhibit CC.

     "Share Price" means the average of the closing prices for Buyer's common stock as quoted by NASDAQ and reported by the Wall Street Journal for the fifteen

(15) trading days ending on the second trading day immediately preceding the Closing Date.

     "Shares" means unregistered shares of Buyer's common stock to be issued upon Closing pursuant to paragraph 6.6 of the Purchase Agreement.

     "Terminable Commitments" means the contracts, agreements, orders and commitments listed in the attached Exhibit D.

     "Third Party" means any Person that is not a Party.

     "Tools" means the computers, specialized or custom equipment, software, molds, tools, burn-in equipment, diagnostic equipment and other items owned or licensed by Seller, and utilized in (i) the design, engineering, manufacture, assembly, production, testing, maintenance, repair, rebuilding, reconditioning, upgrading, replacement, support or integration of the Pathfinder System or (ii) the Research & Development. The Tools shall include, without limitation, the items listed in the attached Exhibit L.

     "Trademark Assignment" means an assignment in the form attached as Exhibit T or another form agreed upon by the Parties.

     "Trademark Rights" means any and all domestic or foreign trademarks, service marks, design marks, logos, brands, identifiers, composite marks, letter marks, trade names and trade dress, whether registered, unregistered, statutory, common law or otherwise (including, without limitation, any goodwill, any rights to sue, recover damages or obtain relief for any past infringement, and any rights under any application, assignment, license, legal opinion or search) owned or licensed by Seller, and related to the Pathfinder System. The Trademark Rights include without limitation, the items listed in the attached Exhibit U.

     "Transfer Documents" means the Assignment and Assumption Agreement, the Bill of Sale, the Copyright Assignments delivered or to be delivered by Seller pursuant to paragraph 6.2(b), the Patent Assignments delivered or to be delivered by Seller pursuant to paragraph 6.2(c) of the Purchase Agreement, and the Trademark Assignments delivered or to be delivered by Seller pursuant to paragraph 6.2(d) of the Purchase Agreement, and the Purchase Agreement.

     "Unassumed Commitments" means the contracts, agreements, orders and commitments listed in the attached Exhibit E.

     "Waiver and Restrictive Covenant" means the Waiver and Restrictive Covenant attached as Exhibit O.

EXHIBIT H





                         Neopath, Inc.

                 Registration Rights Agreement





                             Dated

                             as of

                         June 23, 1997

                           CONTENTS

     l.    Certain Definitions                            1

     2.    Form S-3 Registration                          2

     3.    Obligations of the Company                     3

     4.    Furnish Information                            4

     5.    Expenses of Registration                       4

     6.    Indemnification                                4

     7.    Reports Under the 1934 Act                     7

     8.    Termination of Registration Rights             7

     9.    Notices                                        8

     10.   Amendments and Waivers                         8

     11.   Severability                                   8

     12.   Governing Law                                  8

     13.   Counterparts                                   8

     14.   Entire Agreement                               8



Page i

                    INDEX OF DEFINED TERMS


1934 Act                                                   3

Act                                                        1

Company                                                    1

Form S-3                                                   1

Losses                                                     3

register                                                   1

registered                                                 1

Registrable Securities                                     1

registration                                               1

SEC                                                        2

Shareholder                                                1

Shares                                                     1

Violation                                                  3

Page ii

                                  Neopath, Inc.

                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT is entered into as of June 23, 1997, by and among NEOPATH, INC., a Washington corporation (the "Company"), and COMPUCYTE CORPORATION (the "Shareholder").

                                    RECITALS

     A. The Company is proposing to issue newly authorized shares of its Common Stock (including the shares to be held in escrow, the "Shares") to the Shareholder as partial consideration for the purchase of certain assets from the Shareholder pursuant to Purchase and Sale Agreement dated as of June 23, 1997 between the Company and the Shareholder (the "Purchase Agreement").

     B. The execution of this Agreement by the parties hereto is a condition to the obligation of the Shareholder to sell such assets to the Company.

     C. The Company and the Shareholder desire to enter into this Registration Rights Agreement to facilitate the issuance of the Shares.

                                    AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     l.     Certain Definitions

     For purposes of this Agreement:

          (a) The term "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Act"), and the declaration or ordering of effectiveness of such registration statement or document;

          (b)  The term "Registrable Securities" means (i) the Shares and
(ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares or such Common Stock, excluding in all cases, however, any Registrable Securities that are at the time of registration, transferable by the holder thereof in a single brokerage transaction under the provisions and within the volume limitations of Rule 144(e)(1) promulgated under the Act or any successor to such Rule;

          (c) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the "SEC") that similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

     2.     Form S-3 Registration

          The Company shall, subject to the limitations set forth below, use commercially reasonable efforts to effect as soon as practicable the registration of all Registrable Securities on Form S-3.

     3.     Obligations of the Company

     Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Shareholder, keep such registration statement effective for up to 90 days after the last Registrable Securities are released from escrow as provided for in the Escrow Agreement.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Shareholder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of all securities covered by such registration statement.

          (d) Use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Shareholder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) Notify the Shareholder, during the time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (f) Use its best efforts to list the Registrable Securities with any securities exchange on which the Common Stock of the Company is then listed.

     4.     Furnish Information

     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities that the Shareholder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Registrable Securities and to execute such documents in connection with such registration as the Company may reasonably request.

     5.     Expenses of Registration

     In connection with any registration pursuant to this Agreement, the Company shall be responsible for the payment of all expenses of the registration, with the exception of underwriting discounts and commissions, which shall be paid by the Company, the Shareholder and any other selling shareholders in proportion to the aggregate value of the securities offered for sale by each of them. The expenses to be paid by the Company shall include, without limitation, all registration, filing and qualification fees, listing fees and fees of transfer agent and registrar, printing and accounting fees, the fees and disbursements of counsel for the Company.

     6.     Indemnification

     In the event any Registrable Securities are included in a registration statement under this Agreement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless the Shareholder, its officers, directors, agents and employees, any underwriter (as defined in the Act) for the Shareholder and each person, if any, who controls the Shareholder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages or liabilities (joint or several) (collectively, "Losses") to which they or any of them may become subject under the Act, the 1934 Act or other federal or state law, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any statement or alleged statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto, untrue or alleged to be untrue in light of the circumstances under which they were made, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law. The Company will reimburse the Shareholder, the officers, directors, agents and employees of the

Shareholder, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any Losses; provided, however, that the indemnity agreement contained in this
Section 6(a) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such Losses to the extent the Losses arise out of or are based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by, or on behalf of, the Shareholder, underwriter or controlling person.

          (b) To the extent permitted by law, the Shareholder will indemnify and hold harmless the Company, its officers, directors, agents and employees, each person, if any, who controls the Company within the meaning of the Act and each underwriter, against any Losses to which the Company, such officer, director, agent, employee, controlling person or underwriter may become subject under the Act, the 1934 Act or other federal or state law, insofar as such Losses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by, or on behalf of, the Shareholder expressly for use in connection with such registration; and the Shareholder will reimburse any legal or other expenses reasonably incurred by the Company, its officers, directors, agents, employees, and underwriters in connection with investigating or defending any such Losses; provided, however, that (i) the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such Losses if such settlement is effected without the consent of the Shareholder, which consent shall not be unreasonably withheld and (ii) the obligations of the Shareholder hereunder shall be limited to an amount equal to the gross proceeds, before expenses and commissions, received by the Shareholder from the sale of the Registrable Securities as contemplated herein.

          (c)  Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable period of time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 6 to the extent prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.

          (d) In order to provide for just and equitable contributions to joint liability under the Act in any case in which either (i) the Shareholder exercising rights under this Agreement, or any controlling person of the Shareholder, makes a claim for indemnification pursuant to this Section 6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Act may be required on the part of the Shareholder or any such controlling person in circumstances for which indemnification is provided under this Section 6; then, in each such case, the Company and the Shareholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Shareholder is responsible for the portion represented by the percentage that the public offering price of the Shareholder's Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling shareholders are responsible for the remaining portion, provided, however, that, in any such case (A) the Shareholder will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by the Shareholder pursuant to such registration statement; and
(B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentations.

          (e)  The obligations of the Company and the Shareholder under this
Section 6 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

     7.     Reports Under the 1934 Act

     With a view to making available to the Shareholder the benefits of SEC
Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit the Shareholder to sell securities of the Company to the public without registration, the Company agrees to use commercially reasonable efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

          (b) File with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (c) Furnish to the Shareholder forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of the 1934

Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested in availing the Shareholder of any rule or regulation of the SEC that permits the selling of any such securities without registration.

     8.     Termination of Registration Rights

     The registration rights granted pursuant to this Agreement shall terminate on the earlier of (i) the date on which the Shareholder is entitled to transfer all of the Registrable Securities in a single transaction under Rule 144 or (ii) the second anniversary of this Agreement.

     9.     Notices

     Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten days' advance written notice to the other parties given in the foregoing manner.

     10.    Amendments and Waivers

     Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Shareholder.

     11.    Severability

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     12.    Governing Law

     This Agreement shall be governed by and construed under the laws of the State of Washington as applied to agreements among Washington residents entered into and to be performed entirely within the State of Washington.

     13.    Counterparts

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     14.    Entire Agreement

     This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements with respect to the subject matter hereof.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                          THE COMPANY:

                          NEOPATH, INC.


                          By: /s/ ALAN C. NELSON
                             -------------------
                          Alan C. Nelson, President

                          Address:
                            8271 154th Avenue NE
                            Redmond, WA 98052


                          SHAREHOLDER:

                          COMPUCYTE CORPORATION

                          By: /s/ SHELDON L. BLOCH
                              --------------------
                         Its: President & CEO

                         Address: